Exhibit 10.26

DCP MIDSTREAM PARTNERS, LP

2012 LONG-TERM INCENTIVE PLAN

DCP MIDSTREAM PARTNERS, LP

2012 LONG-TERM INCENTIVE PLAN

INTRODUCTION

The DCP Midstream Partners, LP 2012 Long-Term Incentive Plan (the “Plan”) has been adopted by DCP Midstream GP, LLC, a Delaware limited liability company (the “General Partner” or “Company”), the general partner of DCP Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and is intended to promote the interests of the Partnership and the Company by providing to Employees, Consultants, and Directors incentive compensation awards for superior performance that are based on Units. The Plan is effective on February 15, 2012 (“Effective Date”). The Plan is also contemplated to enhance the ability of the General Partner, the Partnership, and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.

The Company previously adopted the DCP Midstream Partners, LP Long-Term Incentive Plan (the “Prior Plan”), which was approved by the Company’s shareholders. Under the Prior Plan, the Company may grant awards that are options, restricted units, phantom units, and DERs, which may be payable in units of the Partnership or cash, at the sole discretion of the Committee. The Prior Plan is attached hereto as Exhibit A to this Plan, as portions of the Prior Plan are incorporated into this Plan by reference as specified herein.

ARTICLE 1.

DEFINITIONS

1.1	GENERAL DEFINITIONS. All capitalized terms shall have the meanings as defined in the Plan or, if not defined in the Plan, as defined in the Prior Plan, and such definitions in the Prior Plan are hereby incorporated by reference.

1.2	CHANGE OF CONTROL. “Change of Control” means an event in which any person other than DCP Midstream, LLC (“Midstream”) and/or an Affiliate thereof becomes the beneficial owner of more than 50% of the combined voting power of DCP Midstream GP, LLC, the ultimate General Partner of DCP Midstream Partners, LP.

1.3	UNIT. “Unit” means the RPUs or PPUs as allocated in the award agreement.

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ARTICLE 2.

ADMINISTRATION

The Plan shall be administered by the Committee under identical provisions as provided under Section 3 of the Prior Plan, which shall be incorporated herein by reference.

ARTICLE 3.

ELIGIBILITY

An Employee, Consultant, or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

ARTICLE 4.

AWARDS

4.1	PHANTOM UNITS. The Committee may grant Phantom Units under this Plan. The Committee shall have the authority to determine the Employees, Consultants, and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each Participant, the Restricted Period, the conditions under which the Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.

(a)	Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Phantom Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Phantom Units.

(b)	Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to the provisions of Section 8(b) of the Prior Plan regarding tax withholding, the Participant shall be entitled to receive from the Company cash equal to the Fair Market Value of a Unit.

4.2	DERs. The Committee may grant dividend equivalent rights (“DERs”) under this Plan. The Committee shall have the authority to determine the Employees, Consultants, and Directors to whom DERs shall be granted, whether such DERs are tandem or separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), the vesting restrictions applicable to the Award, and such other provisions or restrictions as determined by the Committee in its discretion.

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4.3	GENERAL. The provisions of Section 6(d) of the Prior Plan are hereby incorporated by reference into this Plan, to the extent that they are applicable to Phantom Units and DERs under this Plan.

ARTICLE 5.

AMENDMENT AND TERMINATION

The Company may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Award previously granted without the consent of an affected Participant, to the extent such rights are protected under contract law. Notwithstanding the foregoing, the Award agreements shall provide that the Company may unilaterally amend the terms of an Award in order to comply with the terms of any “clawback” policy adopted by the Company as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other “clawback” provision required by law or the market listing standards, in accordance with any proposed or final rules adopted by the SEC or other governing body. Subject to the terms and conditions of the Plan, the Plan Administrator may modify, extend or renew outstanding Awards granted under the Plan, or accept the surrender of outstanding Awards in substitution for modified or renewed Awards.

ARTICLE 6.

GENERAL PROVISIONS

The provisions of Section 8, general provisions of the Prior Plan, are hereby incorporated by reference into this Plan and are separately applicable to this Plan.

Adopted as of the Effective Date as first set forth above.

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